                                      LEASE



         THIS LEASE ("Lease") is made as of December 18, 2000, between WEBCOR CONSTRUCTION, INC., a California corporation ("Landlord") and IMPAX LABORATORIES, INC., a Delaware corporation ("Tenant").

1. Definitions. In addition to the terms which are elsewhere defined in this Lease, the following terms shall have the meanings specified below:

         "Base Rent" shall have the meaning given in Section 5.

         "Building" shall mean that certain warehouse (including approximately 2500 square feet of office space) consisting of approximately 50,400 square feet and located at 31153 San Antonio Street, Hayward, California as depicted on Exhibit A attached hereto.

          "Condemnation Proceeding" shall mean any condemnation, taking, appropriation, or closure: (i) by any public or quasi-public authority under the power of eminent domain or police power, or in the event of a sale in lieu thereof; (ii) created or effected by any change in Law; or (iii) created or effected as a result of a settlement or judgement following any litigation of Title III of the Americans With Disabilities Act of 1990 (including any amendments thereto or any similar legislation).

         "Default Rate" shall mean interest on the unpaid amount at the rate of ten percent (10%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         "Hazardous Materials" shall mean any petroleum (including crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel (or any mixture of the foregoing) asbestos, polychlorobiphenyls, ureaformaldehyde, flammable explosives, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, radioactive materials, or materials defined under federal or California laws and regulations as "hazardous substances", "hazardous materials", "hazardous waste", or "toxic substances", including without limitation any substances defined as or included in the definition of "hazardous substances", "hazardous materials", or "toxic substances" in any Laws, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 5101, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; those substances defined as "hazardous wastes" in ss. 25117 of the California Health & Safety Code or as "hazardous substances" in ss. 25316 of the California Health & Safety Code; any "hazardous substance" as defined in subdivision (g) of ss. 25281 of the Health & Safety Code; and any "waste" as defined in subdivision (d) of ss. 13050 of the California Water Code; and in the regulations adopted, published and/or promulgated pursuant to said laws, and any substance, material or waste which is or becomes classified or regulated as being "toxic" or "hazardous" or which is or becomes similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.




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         "Holder" shall mean the holder of any Mortgage (including without limitation the beneficiary of a deed of trust) at the time in question.

         "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several; and the word "Tenant" shall include Tenant's assignees, subtenants, concessionaires, licensees and other Transferees (as defined in Section 23.1 below) or as the context may require.

         "Law" or "Laws" shall mean all present and future federal, state, county and local governmental and municipal (or other governmental agency or authority having jurisdiction over the parties or the Premises) laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in California, and decisions of federal courts applying the Laws of California.

         "Master Lease" shall mean that certain lease dated as of August 15, 2000 by and between Webcor San Antonio Street Associates, LLC, as landlord and Landlord, as tenant, which lease covers the Premises, as well as certain real property adjacent thereto.

         "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Premises or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         "Operating Expenses" shall mean the costs of operating and maintaining the Premises, listed in Section 8.

         "Owner" shall mean Webcor San Antonio Street Associates, LLC, a California limited liability company, the lessor under the Master Lease.

         "Parking Area" shall mean the unimproved yard area immediately adjacent to the Building and consisting of approximately 2.10 acres as depicted on Exhibit A attached hereto.

         "Person" shall mean an individual, trust, partnership, limited liability company, limited liability partnership, joint venture, association, corporation, and any other entity.

         "Premises" shall have the meaning given in Section 2.

         "Rent" shall have the meaning given in Section 5.

         "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including without limitation real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes assessed against the Premises or any part thereof (or equitably allocated to the Premises by Landlord in the event the Premises are not separately assessed) as well as those applicable to the receipt of rent or service or value added taxes, personal property taxes imposed upon the fixtures,




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machinery, equipment, apparatus, systems, equipment, appurtenances, furniture and other personal property used in connection with the Premises, which shall be due and payable during any calendar year during the Term, any portion of which occurs during the Term (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Premises. If during the Term, any sale, refinancing or change in ownership of the Premises is consummated and, as a result, all or part of the Premises is reassessed ("Reassessment") for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), any tax increase relating to a Reassessment occurring during the Term shall be included as Taxes under this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Premises). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Premises shall be included within the term Taxes except that the same shall not include any enhancement of said tax attributable to other income of Landlord. If Tenant's obligation to pay Taxes shall cover a period that is less than a full tax year, or if Taxes paid or incurred by Landlord are allocable to any period prior to or after the Term of this Lease, then such Taxes shall be prorated on a daily basis with Tenant paying from the Commencement Date to the expiration or earlier termination of this Lease and Landlord paying for the periods prior to the Commencement Date and/or after the expiration or earlier termination of this Lease.

         "Security Deposit" shall have the meaning given in Section 31.

         "Term" shall refer to the Initial Term referred to in Section 2 of this Lease as well as to either or both Extended Terms referred to in Section 6.1.

2. Premises and Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Building and the real property upon which the Building is located. Tenant shall also have the exclusive right, at all times during the Term, at Tenant's sole cost and expense, to resurface the Parking Area (subject to the provisions of Section 9 of this Lease) and use the same for vehicle parking for Tenant, its agents, employees and invitees. The maximum number of vehicles which can occupy the Parking Area at any one time shall be the maximum number set by any applicable Law, including but not limited to those of the City of Hayward or County of Alameda. The real property of the Parking Area is not demised hereunder, but Tenant shall have the right to use the Parking Area as herein provided. The Building and Parking Area are hereinafter collectively referred to as the "Premises". The term ("Initial Term") of this Lease shall commence on December 18, 2000 ("Commencement Date"), and end on November 30, 2005. The term is subject to extension pursuant to Section 6 below.

3. Delay in Possession. If for any reason Landlord fails to deliver or offer to deliver physical possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from the failure to deliver




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possession, so long as Landlord has exercised, and continues to exercise, reasonable diligence to deliver possession; provided, however, that Rent shall be abated until Landlord delivers physical possession of the Premises to Tenant. The Term shall not be extended by Landlord's failure to deliver possession of the Premises to Tenant on the Commencement Date. Notwithstanding the foregoing, if Landlord has not delivered or offered to deliver physical possession of the Premises to Tenant by January 31, 2001, Tenant shall have the option, which must be exercised if at all by February 15, 2001, to terminate this Lease and receive a refund of any Rent or other amounts it may have theretofore paid to Landlord hereunder. Upon such termination, neither party shall have any liability to the other or further rights or obligations hereunder.

4.       Use and Operation.

         4.1 Use. Tenant will occupy and use the Building only for the purpose of development, manufacture and marketing of solid oral prescription and over-the-counter drugs and general office purposes. Tenant may erect and maintain on the Building signs advertising Tenant's business only with Landlord's consent and subject to compliance with all applicable governmental requirements and any signing criteria in any covenants, conditions, and restrictions recorded prior to the date of this Lease.

         4.2 Operation. Tenant shall not commit any acts on the Premises, (except for authorized uses, upgrades and improvements) nor otherwise use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy, insuring the Premises. Tenant shall, at Tenant's own cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises.

5. Base Rent. Beginning on the Commencement Date and continuing through November 30, 2001 Tenant shall pay Landlord monthly Rent ("Base Rent") in the amount of $33,000.00 per month. Monthly Base Rent shall be increased effective each December 1 thereafter as follows:


         December 1, 2001 through November 30, 2002  $37,440


         December 1, 2002 through November 30, 2003  $38,938


         December 1, 2003 through November 30, 2004  $40,495


         December 1, 2004 through November 30, 2005  $42,115


         Base Rent is payable in advance on or before the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or terminates or expires on a day other than the last day of a calendar month then the Base Rent for any such partial month during the Term shall be prorated on the basis of a thirty (30) day month. Accordingly, a prorated monthly Base Rent for the period December 18-31, 2000, in the amount of $14,903, shall be paid on the Commencement Date.




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6.       Options to Extend Term.

         6.1 Two Options. Tenant shall have two successive options (the "Options") to further extend the Term of the Lease for additional periods of five (5) years each (the "Extended Terms"). The first Option shall be for a term beginning December 1, 2005 and ending November 30, 2010, and the second Option shall be for a term beginning December 1, 2010 and ending November 30, 2015, subject to the terms, covenants and conditions contained in this Lease and to the completion of the Initial Term and (in the case of the Second Option) the first Extended Term. Each option granted herein is with respect to, and must exercised by Tenant with respect to, all of the Premises then subject to this Lease (the "Option Premises").

         6.2 Exercise. Tenant shall exercise each Option, if at all, by giving written notice of its exercise thereof (the "Exercise Notice") to Landlord not more than two hundred seventy (270) days nor less than one hundred eighty (180) days prior to the expiration of the Initial Term or (in the case of the Second Option) the first Extended Term.

         6.3 Rental. Notwithstanding anything in the Lease to the contrary, the Base Rent during each Extended Term shall be equal to the then fair market rental value of the Option Premises (the "FMRV"), determined as follows:

             (a) Within ninety (90) days after receipt by Landlord of each Exercise Notice, Landlord shall submit to Tenant its determination of the FMRV. Thereafter, the Base Rent for the relevant Extended Term shall be fixed by the mutual written agreement of the parties or as otherwise provided below (but in no event shall the Base Rent for either Extended Term be less than the Base Rent during the final year of the previous Term).

             (b) In the event Landlord and Tenant are unable to mutually agree on the FMRV within thirty (30) days after delivery of the Landlord's notice to Tenant of its determination, the FMRV shall be set by appraisal, as provided in subparagraphs (c) through (e) immediately below.

             (c) Within ten (10) days after the expiration of the thirty (30) day period specified in Section 6.3(b) above, Landlord and Tenant shall each separately appoint a single real estate broker meeting the qualifications hereinafter set forth. Such brokers shall then meet within fifteen (15) days following appointment of the last to be appointed and shall attempt in good faith to agree on the FMRV. If they are unable to agree within fifteen (15) days after their first meeting, they shall jointly appoint a commercial real estate appraiser within five (5) days after the expiration of said fifteen (15) period to determine the FMRV. In the event the two brokers first appointed fail to agree upon or appoint the appraiser within the required period, the appraiser shall instead be appointed by the American Arbitration Association at the request of either Landlord or Tenant as soon as possible thereafter. Such appraiser shall, within fifteen (15) days following appointment, conclusively and solely determine the FMRV, which determination shall not be higher or lower than the highest and lowest FMRV determined by the brokers first appointed hereinabove set forth.

             (d) In determining the FMRV, neither the brokers nor the appraiser shall consider any added value to the Option Premises arising from fixtures and



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furnishings or tenant improvements installed at Tenant's expense which have been previously designated in writing to Landlord. The FMRV shall be on "as is" basis, and Landlord shall not be required to provide any tenant improvements.

             (e) Each broker selected pursuant to this Section shall be members of the Society of Industrial and Office Realtors (SIOR) or professional equivalent. The appraiser shall be a member of the American Institute of Appraisers (MAI). Each broker and the appraiser shall have at least ten (10) years of experience in the past twelve (12) years valuing or appraising real estate similar to the Option Premises on a regular basis in the Hayward, California area. Landlord and Tenant shall each bear the fees of their respective broker, and all other costs of any appraisals conducted pursuant to this Section shall be shared equally by Landlord and Tenant.

         6.4 Failure to Exercise Option. If Tenant fails to give Landlord either of the two (2) required Exercise Notices within the time periods and in the manner herein provided, all rights of Tenant to further extend the Term of the Lease shall terminate. It shall be a condition to the effective exercise of either Option that there exist no Default under this Lease and that this Lease be in full force and effect both on the date Landlord receives the Exercise Notice and on the date the applicable Extended Term is to commence.

7.       Additional Rent.

         7.1 Taxes.

         (a) In addition to the taxes to be paid by Tenant pursuant to Section 19 below, Tenant shall pay all Taxes with respect to the Premises during the Term hereof beginning on the Commencement Date. At Tenant's election, Tenant shall either (a) pay all Taxes directly to the taxing authority before the same shall become delinquent and deliver to Landlord copies of the receipted bills or other evidence of payment of such Taxes; or (b) pay all Taxes to Landlord on or before the date which is ten (10) days prior to the date such payments would otherwise become delinquent, provided Landlord shall have given Tenant a copy of the applicable tax bill or statement no less than fifteen (15) days prior to the last date each installment thereof may be paid without interest or penalty. If Tenant fails to pay any Taxes which are required to be paid and deliver proof thereof to Landlord within the time permitted by this Lease, Landlord shall have the right, at its option, to pay the same with all interest and penalties thereon, and the amount so paid with interest thereon from the date of such payment at the Default Rate shall be deemed to be additional Rent hereunder and shall be due and payable by Tenant in full within ten (10) days following written demand therefor by Landlord. If any refund of Taxes is received and if the refund relates to any payment made by Tenant hereunder, such refund shall be paid to Tenant within thirty (30) days after receipt.

         (b) Tenant may contest the legal validity or amount of any Taxes for which Tenant is responsible under this Lease, and may institute such proceedings as Tenant considers necessary. If Tenant contests any such Tax, Tenant may withhold or defer payment of the same or pay such Tax under protest but shall defend, indemnify and protect Landlord and the Premises from all liability on account thereof and shall protect Landlord and the Premises from any lien by adequate surety bond or other appropriate security.





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         7.2 Operating Expenses. Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the Operating Expenses (as set forth in Section 8 below) paid or incurred by Landlord during the Term and which are reasonably allocable to Premises during the Term of this Lease, which Operating Expenses shall be payable upon demand by Landlord and in the manner described below.

         7.3 Rent and Other Charges. Base Rent, Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent", and all remedies applicable to the non-payment of Rent shall be applicable thereto. Except as expressly provided herein, Rent shall be paid without any prior demand, notice, deduction, set-off or counterclaim (including, without limitation, the provisions of California Civil Code ss.ss. 1941 and 1942 or any other Laws now or hereafter in effect which would give Tenant the right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises, which rights Tenant expressly waives hereby). Any Rent paid more than thirty (30) days after the date due shall accrue interest from due date at the Default Rate, until payment is received by Landlord. Landlord's acceptance of any such interest payments shall not be deemed consent by Landlord to late payments, nor shall it be deemed to be a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

8.       Operating Expenses, Services and Utilities.

         8.1 Utilities and Services. Tenant shall pay for all services and utilities required by Tenant to the Premises including, without limitation, heating, air conditioning, ventilation, electricity, gas, water, sewer, telephone and other communication services, pest and rodent control, janitorial, cleaning and trash removal. Tenant shall obtain such utilities directly from, and pay for the same directly to, the applicable utility company or municipality. If it is not possible for Tenant to obtain such utilities directly from the applicable utility company or municipality, Landlord shall make the same available to the Premises twenty four (24) hours per day seven (7) days per week, and Tenant shall pay Landlord's costs for the same as a part of Operating Expenses in the manner provided below.

         8.2 Operating Expenses. Subject to the limitations contained in Section
8.3 below, Operating Expenses shall include all of Landlord's actual and direct costs equitably allocated to the Premises by Landlord for the following: (i) maintaining, repairing and servicing all or any portion of the Premises, including, without limitation, cleaning, sweeping, repairs, resurfacing, line painting, lighting, sanitary control, removal of trash, rubbish, garbage and other refuse, and the gardening and landscaping and costs of supplies in connection therewith; (ii) the premiums ("Insurance Premiums") for commercial general liability insurance maintained by Landlord and "all-risk" property insurance required to be maintained by Landlord pursuant to Section 12 below;
(iii) heat, water, gas, electricity and other utilities used or consumed on the Premises and not otherwise paid by or collected directly from Tenant; (iv) rental charges for, or the amortized cost of acquisition of, any maintenance equipment, tools and supplies used in the maintenance or repair of the Premises;

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and (v) the cost of personnel to implement such services, to direct parking, to police, supervise or provide security protection for the Premises and to otherwise discharge Landlord's obligations with regard to the Premises (including salaries, payroll taxes, medical and workers' compensation insurance premiums and similar costs incurred for such personnel).

         8.3 Exclusions. Operating Expenses shall not include the following: (i) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (ii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in design, materials or workmanship or to comply with any requirements of any governmental authority in effect as of the Commencement Date; (iii) any capital improvements or expenditures; (iv) damage and repairs attributable to fire or other casualty;
(v) damage and repairs covered under any insurance policy carried by Landlord;
(vi) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (vii) executive salaries or salaries of service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Premises; (viii) Landlord's general overhead expenses not related to the Premises; (ix) ground lease rental and payments of principal or interest on any mortgage or other encumbrance; (x) legal fees, accountants' fees and other expenses incurred or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Premises or any part thereof; (xi) costs relating to the testing or inspection of any portion of the Premises for seismic or structural safety or work done to repair structural problems of the Premises; (xii) fines, fees, or any other costs incurred due to violation by Landlord of any applicable law; (xiii) all costs that are reimbursable by insurance; (xiv) any non-cash items, such as deductions for depreciation or reserves for future expenditures; (xv) any costs incurred by Landlord for remediation, removal or otherwise due to the presence of any Hazardous Materials at the Premises, with the exception of any such costs incurred by Landlord as a result of any Hazardous Materials which were brought to the Premises by Tenant after the Commencement Date of this Lease; (xvi) any costs for keeping, maintaining or replacing the structural and exterior portions of the Premises, including, without limitation, the roof, roof coverings, structures and supports, the foundation and structural supports, exterior and load bearing walls and floors; (xvii) any other expense which, under generally accepted accounting principles, would not be considered a normal maintenance or operating expense, and (xviii) any Taxes.

         8.4 Collection; Audit. Landlord shall not collect in excess of one hundred percent (100%) of Operating Expenses or collect for any item of cost more than once. All Operating Expenses shall be determined reasonably, in good faith and in accordance with generally accepted accounting principles, consistently applied. Operating Expenses shall include only amounts which are paid or incurred for the operation and maintenance of the Premises. All contracts under which Operating Expenses are paid or incurred shall relate only to the Premises and shall not provide for services, benefits or coverage on, for or relating to any other property. Landlord shall provide Tenant with a statement of Operating Expenses annually as provided within Section 8.6 below.

         8.5 Proration; Refunds. Any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant based on the actual number of days elapsed so that Tenant shall pay

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only that proportion thereof which the part of such period within the Term bears to the entire period. Any amount received by Landlord as a refund or reimbursement, which amount relates to any Operating Expenses paid by Tenant during the Term shall be refunded to Tenant upon Landlord's receipt of such amount.

         8.6 Estimated Payments. Prior to the Commencement Date and, thereafter, prior to the beginning of each calendar year of the Term, Landlord shall make a reasonable estimate of the Operating Expenses. Beginning on the Commencement Date, Tenant shall pay to Landlord on the first of each month, in advance, one-twelfth (1/12) of Landlord's estimated amount of the Operating Expense for the calendar year in question. Within ninety (90) days after the end of each calendar year during the Term, Landlord shall forward to Tenant a statement of the actual Operating Expenses for such year, which statement shall include a summary of the prior year's actual Operating Expenses. Within five (5) days after notice from Tenant, Landlord shall submit to Tenant invoices or other proof of payment reasonably acceptable to Tenant to evidence the actual payment by Landlord of any Operating Expenses. All statements, invoices and correspondence regarding Operating Expenses shall be sent to Tenant at Tenant's address for notice as set forth in Section 32 below and shall contain thereon or therein, for reference purposes, the address of the Premises. Within thirty (30) days after Landlord's delivery of such statement of Operating Expenses there shall be an adjustment made to account for any difference between the actual and the estimated Operating Expenses for the previous calendar year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this provision, Tenant shall subtract the amount of such overpayment from the next payment of Rent; provided, however, that in the case of an overpayment for the portion of the calendar year in which this Lease terminates, Landlord shall refund such overpayment to Tenant within thirty (30) days following the end of such final calendar year. If Tenant has underpaid the amount owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days after receipt of Landlord's written statement of Operating Expenses following the end of such calendar year.

         8.7 Disruption in Service. Landlord does not warrant that any service or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain service, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control.

9.       Alterations; Liens; Other.

         9.1 Alterations. Tenant shall not make any material additions, changes, alterations or improvements to the Premises or any electrical or mechanical facilities, including any systems and equipment pertaining to the Premises, without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent including, without limitation: the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, and obtaining insurance certificates evidencing liability, workers' compensation and such other coverages and in such amounts as Landlord shall reasonably require. All work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and in compliance with all Laws. No work can be performed other than by contractors whose workers are members of a recognized labor union having jurisdiction and who are signatories to a valid collective bargaining agreement. Landlord shall have the first option to perform any such work provided Landlord's proposal to perform the same is equal to or better than the best bid to do such work by other contractors performing similar work in the San Francisco-Oakland-San Jose metropolitan area and Landlord can demonstrate an ability to construct improvements to the standards of the Food and Drug Administration with respect to FDA - approved physical facilities. Landlord may exercise the option provided in the previous sentence by written notice to Tenant no later than ten (10) business days after receipt of specifications for the work from Tenant. Should Landlord's bid not be better than the best bona fide bid for such work of another contractor meeting the qualifications set forth in this Section, Tenant shall deliver Landlord a copy of such other contractor's bid before Tenant accepts it. Landlord shall then have five (5) business days to decide whether or not to revise its original bid and match such other contractor's bid. If Landlord matches the bid with respect to all material terms and conditions, Tenant shall accept Landlord's revised bid and reject such other contractor's bid.

         9.2 Liens. Tenant shall keep the Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall promptly notify Landlord of any claims or liens (or threats of potential claims or liens) against the Premises or any portion thereof or the improvements thereon, so that Landlord may take such actions as Landlord may deem necessary or appropriate for protection of the Premises and/or improvements thereon. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. To the extent permitted by applicable Laws, any claim to a lien or encumbrance upon the Premises arising in connection with any work on or respecting the Premises not performed by or at the request of Landlord shall be null and void or, at Landlord's option, shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Premises.

         9.3 Racking. The Premises currently contain certain steel racks which are the property of Landlord. Landlord shall have forty-five (45) days from and after the Commencement Date to remove such racks, without charge by Tenant. Landlord shall, at its cost and expense, promptly perform any repairs or replacements made necessary by such removal but shall not be responsible to restore or resurface any areas exposed by such removal.

         9.4 Removable/Non-Removable Items. With respect to any additions, changes, alterations, improvements or other items covered by Section 9.1 above to which Landlord consents, the parties shall thereupon agree, and reduce their agreement to a writing executed by each of them, as to whether the same is a "Non-Removable Item" for purposes of Section 15 below. If the parties are unable to so agree within ten (10) business days as to whether the item is a Non-Removable Item or not, they shall jointly appoint a single real estate broker meeting the qualifications set forth in Section 6.3(e) above, whose determination of the matter shall be final and binding.

10.      Maintenance, Repairs and Replacement.

         10.1 Tenant's Repair Obligations. Tenant shall at all times during the Term at its own cost and expense keep, or cause to be kept, and repair and replace, as necessary, all non-structural elements of the Premises (including, without limitation, floors, ceilings, interior walls, interior and exterior loading docks, the non-structural portions of bearing walls and non-structural columns and beams, and the parking areas, and the heating, ventilating, air-conditioning, electrical, lighting, plumbing, mechanical and other equipment and systems therein and thereon and all other non-structural elements of the Leased Premises, whether or not arising from reasonable wear and tear. Notwithstanding the foregoing, Landlord shall, at Landlord's own cost and expense undertake necessary repair and replacement to such non-structural elements (except to any additions, changes, alterations or improvements to the Premises, which Tenant may make pursuant to Section 9.1 above and except for repair or replacement made necessary as a result of the acts or omissions of Tenant or persons for whom Tenant is responsible at law) if Landlord receives written notice from Tenant that the same is necessary during the first ninety
(90) days of the Initial Term of this Lease. Thereafter such obligations shall be Tenant's and all such non-structural elements shall be on an "as is-where is" basis even if any deficiency or defect is claimed to have originated prior to or during the first ninety (90) days of the Initial Term and even if it is with respect to an item which was repaired or replaced by Landlord during such ninety
(90) day period. Landlord shall promptly commence any such repairs or replacements, and in any event shall do so within ten (10) days of Tenant's notice. Landlord shall diligently continue the same to completion, subject to Acts of God, force majeure, labor or material shortages or other events beyond Landlord's reasonable control. Tenant shall not in any case be responsible for structural defects or structural wear and tear or repair or replacement unless same are necessary as a result of the acts or omissions of Tenant or persons for whom Tenant is responsible at law or the failure of Tenant to comply with its maintenance obligations provided for herein.

         10.2 Landlord's Repair Obligations. Landlord shall at all times during the Term be responsible to repair or replace as necessary structural defects and reasonable wear and tear in and to the structural elements of the Premises (including, without limitation, the roof (excluding glass or skylights), foundations, floors, exterior weather walls, structural subfloors, the structural portions of bearing walls and structural columns and beams), including such rebuilding or replacement as is necessary from time to time arising therefrom, provided same is not due to the act or omission of Tenant or those for whom Tenant is in law responsible or due to the failure of Tenant to comply with its obligations herein (including, without limitation, overloading the floors or causing excessive amounts of vibration inconsistent with the engineering specifications of the Premises). Landlord shall commence any repairs or replacements promptly, but no more than ten (10) days after written notice of any defects or maintenance required to be performed by Landlord under this Section, and Landlord shall diligently continue the same to completion, subject to Acts of God, force majeure, labor or material shortages or other events beyond Landlord's reasonable control.

         10.3 Maintenance. Tenant shall at all times during the Term at its own cost and expense keep or cause to be kept, the Premises well maintained, clean and tidy, properly painted and decorated and otherwise presentable and of good appearance in accordance with all requirements of this Lease, the reasonable requirements of the Landlord's insurers and governmental authorities having jurisdiction and renew and replace fixtures, furnishings and chattels as may be reasonably necessary in each case so that the Premises will be of quality consistent with its with its condition on the Commencement Date. Tenant shall keep the Premises and the sidewalks and other areas adjacent to the Premises free and clear of refuse and other obstructions and shall comply in all material respects with any laws governing the condition or cleanliness of the Premises. Tenant shall replace any plate glass or other glass that has been broken, damaged or removed during the Term, except to the extent such damage is caused through the act or omissions of Landlord or Landlord's agents and contractors. Tenant shall be responsible at its sole expense for properly operating, lighting, cleaning and maintaining, line painting, landscaping, supervising, the entrance areas, driveways, ashphalted areas, walkways, lawns and other areas contained within the limits of the Premises. If Tenant shall fail to perform its obligations hereunder, for a period continuing for fifteen (15) days after written notice from Landlord, Landlord may, but shall not be obligated to, perform such obligations and claim from Tenant the costs incurred in respect thereof plus an administrative fee of five percent (5%) thereof, as additional Rent.

11. Damage and Destruction. If the Building is damaged or destroyed in whole or in part such that Tenant's ability to use the Building is substantially impaired, either Landlord or Tenant may terminate this Lease upon and by delivery of notice of such termination by Landlord or Tenant to the other party, all Rent shall abate effective on the date of such damage or destruction, and Landlord and Tenant shall be entitled to receive the insurance proceeds from their respective insurance policies. In the event such damage or destruction does not substantially impair Tenant's ability to use the Building as aforesaid
(i) if the damage or destruction can be repaired with insurance proceeds not less than one hundred eighty (180) days prior to the expiration of the then - current Term, then Landlord shall repair such damage, and Rent otherwise payable by Tenant shall be reduced effective as of the date of such damage, equitably based on the reduction in usability of the Building to Tenant until such time as the repair is completed, whereupon the full Rent provided for in this Lease shall be payable; and (ii) if the damage or destruction cannot be repaired with insurance proceeds not less than one hundred eighty (180) days prior to the expiration of the then-current Term, either Landlord or Tenant may terminate this Lease, which termination shall be effective on the date specified in a notice of termination delivered by Landlord or Tenant to the other party, which termination date shall not be less than fifteen (15) days nor more than thirty
(30) days following the date of such delivery. In such event (i) Rent otherwise payable by Tenant shall be equitably reduced effective as of the date of such damage, based on the reduction in usability of the Building to Tenant until the termination date, and (ii) Landlord and Tenant shall be entitled to receive the insurance proceeds from their respective insurance policies.

12.      Insurance, Subrogation, and Waiver of Subrogation.

         12.1 Landlord's Insurance. Landlord agrees at all times during the Term to maintain in force, at Landlord's sole cost and expense, insurance on the Premises against the hazard of fire, with all standard extended coverage, including vandalism and malicious mischief, in an amount equal to their full insurable value, with a replacement cost endorsement.

         12.2 Tenant's Insurance. Tenant agrees to procure and maintain in force, at Tenant's sole cost and expense, public liability insurance, including products liability and completed operations insurance, with a combined single limit of not less than Five Million Dollars ($5,000,000) for injury or death to any person or damage to property and a Two Million Dollars ($2,000,000) excess umbrella coverage for injury or death or property damage, for any claims, demands, or causes of action of any person arising out of accidents occurring on or about the Premises during the Term or arising out of Tenant's use of the Premises. Such insurance shall also cover Tenant's contractual liability obligations set forth in Section 13 below as well as the Environmental Liabilities and contractual liability obligations referred to in Section 28.4 below. Tenant shall also procure and maintain in force, at Tenant's sole cost and expense, insurance covering all of Tenant's property on the Premises. Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Owner, Landlord and/or Tenant if made to Landlord and the same are within the scope of this Section. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed. In addition, Landlord shall retain the right at Landlord's election to have Landlord's own legal counsel participate as co-counsel, to the extent that claims are made that may not be covered by Tenant's insurers. Landlord may periodically, but not more often than every two (2) years, require that Tenant reasonably increase the insurance coverage required to be provided by Tenant under this Lease.

         12.3 General. Each policy of insurance shall be issued by a responsible insurance company authorized to do business in California, and shall be issued in the names of Landlord, Owner, Tenant, and any secured creditor under any security document covering the Premises, if required by the security document as their respective interests may appear. Tenant and Landlord shall deliver a certificate for each insurance policy to the other with all relevant endorsements. The liability insurance carried by Tenant pursuant to Section 12.2 above shall be primary and non-contributory with any policies carried by Owner or Landlord. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. Landlord and Tenant agree that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord and Tenant, respectively, may contract for the insurance and pay the premiums, and
(i) all sums expended by Landlord for such insurance shall be considered additional Rent under this Lease and shall be immediately repayable by Tenant; and (ii) all sums expended by Tenant for such insurance shall be immediately repayable by Landlord.

         12.4 Worker's Compensation. At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain worker's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Owner, Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, contractors, or subcontractors and not at the expense of Owner or Landlord.

         12.5 Waiver of Subrogation. Tenant and Landlord each release the other and the Owner and waive the entire right of recovery against the other or the Owner for loss or damage arising, out of or incident to the perils insured against, which perils occur in, on, or about the Premises, whether due to the negligence of Owner, Landlord or Tenant or their agents, employees, contractors, or invites. Tenant and Landlord shall, upon obtaining the required policies of insurance, give notice to the insurance carriers that this waiver of subrogation is in this Lease.

13.      Indemnification.

         13.1 Indemnity by Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord, Owner and their respective officers, members, agents and employees from any claims, demands, and causes of action of any nature (and all expenses incident thereto) for injury to or death of persons or loss of or damage to property occurring on or about the Premises that are caused by or arise out of Tenant's occupation of the Premises, Tenant's use of the Premises or the condition of the Premises during the Term, except to the extent the same may be caused by the active negligence of the indemnitee.

         13.2 Indemnity by Landlord. Landlord agrees to indemnify, defend and hold harmless Tenant and its officers, directors, agents and employees from any claims, demands, and causes of action of any nature (and all expenses incident thereto) for injury to or death of persons or loss of or damage to property occurring on or about the Premises that are caused by or arise out of acts or omissions of Landlord under this Lease or arising due to the use of the Premises or the condition of the Premises, prior to the Commencement Date, except to the extent the same may be caused by the active negligence of the indemnitee.

         13.3 Procedure. The party entitled to indemnity under this Section 13, or any other indemnity provision of this Lease, shall promptly notify the other party of any claim, demand, or other matter to which such party's indemnification obligations would apply (as soon as reasonably possible after the same becomes known to the notifying party) and shall give the indemnifying party a reasonable opportunity to defend the same at the indemnifying party's own expense and with counsel of the indemnifying party's own selection; provided that the other party shall at all times also have the right to fully participate in the defense at such other party's own expense. If the indemnifying party shall, within a reasonable time after this notice, fail to defend, the other party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account and at the risk of the indemnifying party, and the indemnifying party shall promptly reimburse the other party in the full amount of such settlement or claim and all of the other party's costs, expenses and attorney's fees in connection therewith, together with interest at 10% per annum.

14.      Eminent Domain.

         14.1 Total Taking. If, during the Term, the whole of the Premises shall be taken pursuant to any Condemnation Proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

         14.2 Partial Taking--Termination. If, during the Term, only a part of the Premises is taken pursuant to any Condemnation Proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Building prior to the taking, or if by reason of any law or ordinance the use of the Building for those purposes shall become unlawful, then either party shall have the option to terminate by giving the other ten (10) days' written notice, and Rent shall be paid only to the time when Tenant surrenders possession of the Premises.

         14.3 Partial Taking--No Termination. If only a part of the Premises is taken pursuant to any Condemnation Proceeding under circumstances that neither party has the option to terminate this Lease as provided in this Section 14, or having the option to terminate, neither elects to terminate, then Landlord shall at Landlord's expense (but only to the extent of the condemnation proceeds actually received by Landlord) promptly proceed to restore the remainder of the Premises to a self-contained architectural unit and the Base Rent payable shall be reduced effective the date of the taking to an amount that shall equitably reflect the circumstances. If the condemnation proceeds are not sufficient to complete such restoration, Landlord shall notify Tenant, and Tenant shall have the option to pay the remaining restoration costs or terminate this Lease.

         14.4 Allocation of Award.

         (a) Landlord's Right to Award. Except as provided in Section 14.4(b) in connection with a Condemnation Proceeding:

             (i) Landlord shall be entitled to receive all compensation and anything of value awarded, paid or received in settlement or otherwise ("Award"); and

             (ii) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on or interest in the Award.

         (b) Tenant's Right to Compensation. Despite Section 14.4(a):

             (i) Tenant shall be entitled to receive 50% of any amount attributable to any excess of the market value of the Premises for the remainder of the then-current Term over the present value as of the termination date of the Rent payable for the remainder of the then-current Term; and

             (ii) Tenant shall have the right to make a separate claim in the Condemnation Proceeding for:


                  (A) The taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Term;


                  (B) Reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if the condemnor approves of the removal);

                  (C) Loss of goodwill;


                  (D) Relocation costs under Government Code Section 7262, the claim for which Tenant may pursue by separate action independent of this Lease; and


                  (E) Any other amount in addition to the foregoing that does not reduce the amount of the Award payable to Landlord.

             (iii) Tenant shall have the right to negotiate directly with the condemnor for the recovery of the portion of the Award that Tenant is entitled to under this Section 14.4(b).

         14.5 Temporary Taking. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by a condemnor, or (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of exercise of eminent domain by a condemnor or while a Condemnation Proceeding is pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on and any other interest in the Award.

15. Return of Possession and Restoration. Upon the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises, and all keys for the Premises to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises. A surrender of this Lease by Tenant, a cancellation by mutual agreement, or a termination of this Lease for any reason shall not automatically work a merger. After such a surrender, cancellation or termination, Landlord may
(i) terminate any or all then existing subleases or subtenancies and/or (ii) treat such surrender, cancellation or termination as effecting an assignment to Landlord of any or all such subleases or subtenancies. Upon the expiration or earlier termination of the Term, Tenant shall surrender possession of the Premises to Landlord in substantially the same order, condition and repair as when received by Tenant excepting reasonable wear, tear and damage by casualty or damage caused by acts or omissions of Landlord its contractors or agents. All additions, changes, alterations, modifications, improvements, fixtures, furnishings, equipment, personal property and other items, including, without limitation, any items referred to in Section 9.1 above which have not been designated as Non-Removable Items under Section 9.4 above, are collectively referred to as "Tenant's Property." All Non-Removable Items shall be deemed to be Landlord's property and shall remain upon the Premises. All items of Tenant's Property remaining in or upon the Premises on the date which is thirty (30) days after the expiration or earlier termination of this Lease, whether installed by Tenant or Landlord, shall (subject to Landlord's right to cause their removal by Tenant) be deemed to be Landlord's property. Any such remaining items of Tenant's Property, as well as the Non-Removable Items, shall remain upon the Premises and shall be retained by Landlord all without compensation, allowance or credit to Tenant, and Tenant hereby waives any and all claims it may have against Landlord for any damage or losses suffered by Tenant resulting from Landlord's retention or disposal of such items. As to all items of Tenant's

Property which are not removed by Tenant, Landlord shall, at the expiration or termination of this Lease, have the option of:

             (a) Retaining any such item at no cost to Landlord; or

             (b) Notifying Tenant to remove any or all such items of Tenant's Property in which event Tenant shall promptly do so at Tenant's sole cost and expense.

             Tenant shall repair, at Tenant's sole cost and expense and to Landlord's reasonable satisfaction, all damage caused by removal of property or fixtures permitted or required to be removed under this Lease, and all such removals and repairs shall be completed by the date of expiration or termination of this Lease. If Tenant fails to remove any items of Tenant's Property when requested to do so by Landlord, or fails to leave the Premises in the condition required herein, Landlord may remove such items and correct such condition at Tenant's sole cost and expense. Tenant's obligations hereunder shall include all restoration and rebuilding of the Building as Landlord may require to return the Building (and all equipment, systems and facilities therein) to its original configuration, physical integrity, layout and unimproved state as the same existed on the Commencement Date.

16. Holding Over. Unless Landlord expressly consents in writing (in which case, Tenant shall pay the amount of Rent then in effect under this Lease, as modified by Landlord's consent letter), if Tenant remains in possession of the Premises after the expiration of the Term then such possession shall be deemed to be a tenancy from month to month on the same terms and conditions hereof as could be reasonably construed as applying thereto, except that during such holding over the monthly Base Rent shall be one hundred twenty-five percent (125%) of the amount of the monthly Base Rent in effect on the last day of the Term. Either party may terminate such holdover tenancy upon thirty (30) days prior written notice without further liability or obligation.

17. No Waiver. No provision of this Lease shall be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee (as defined in Section 23.1), shall not constitute a waiver of Landlord's right to approve any Transfer (as defined in Section 23).

18. Attorneys' Fees and Jury Trial. In the event of any litigation between Landlord and Tenant in connection with this Lease, the prevailing party shall be entitled to recover from the other party hereto, in addition to such other relief as may be granted, such reasonable attorneys' fees incurred by the prevailing party in instituting or defending such litigation, together with such reasonable costs and expenses of litigation as may be allowed by the court. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each waive the right to trial by jury.

19. Personal Property Taxes, Rent Taxes and Other Taxes. Tenant shall pay prior to delinquency all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant's business operations, or upon Tenant's leasehold interest, Tenant's Property including Tenant's fixtures, furnishings, equipment and personal property installed or located in the Premises, and any work to the Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, or if the assessed value of the Premises is increased by the inclusion of a value for such items, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions plus the entire amount of taxes, charges, or other governmental impositions attributable to the increase in assessed value described above, within thirty
(30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to such items. The foregoing obligations of Tenant with respect to such items shall not include any items which are excluded from the definition of "Taxes" set forth in
Section 1 above.

20. Reasonable Approvals. Unless expressly provided herein to the contrary, whenever Landlord's or Tenant's approval or consent is expressly required under this Lease or any other agreement between the parties, neither Landlord nor Tenant shall unreasonably withhold or delay such approval or consent.

21. Subordination and Attornment. Landlord represents and warrants to Tenant that, as of the date of this Lease, no Mortgages have been placed upon the Premises by Landlord. This Lease shall be subject and subordinate to all Mortgages hereafter placed upon the Premises, and all other encumbrances and matters of public record applicable to the Premises. If any foreclosure proceedings are initiated by any Holder or a deed in lieu of such foreclosure is granted, Tenant agrees, upon written request of any such Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure shall be: (i) liable for any act or omission of Landlord or subject to any offsets or defenses which Tenant might have against Landlord (prior to such party becoming Landlord under such attornment); (ii) liable for any security deposit or bound by any prepaid Rent, in excess of Rent for the month in which such party becomes Landlord under such attornment, not actually received by such party; or (iii) bound by any future modification of this Lease not consented to by such party. Any Holder may elect to make this Lease prior to the lien of its Mortgage by giving written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage.

         No such subordination shall be effective unless and until Landlord obtains from the Holder a nondisturbance agreement in recordable form, on terms consistent with the foregoing paragraph, providing that in the event of any foreclosure, sale under a power of sale, ground or master lease termination, or transfer in lieu of any of the foregoing, or the exercise of any other remedy under any such encumbrance:

             (a) Tenant's use, possession and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Tenant is not in default; and

             (b) This Lease shall automatically become a lease directly between any successor to Landlord's interest, as landlord, and Tenant, as if that successor were the landlord originally named in the Lease.

22. Estoppel Certificate. Either party shall from time to time, within ten (10) days after written request from the other party, execute, acknowledge and deliver a statement in a form reasonably acceptable to such requesting party: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the grounds therefor) and any dates to which the Rent has been paid in advance, and the amount of any security deposit, (ii) acknowledging that there are not, to such certifying party's knowledge, any uncured defaults on the part of requesting party hereunder (or specifying such defaults if any are claimed), and (iii) certifying such other matters as the requesting party may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, or prospective purchasers. Any such statement may be relied upon by any such parties. If the certifying party shall fail to execute and return such statement within the time required herein then such certifying party shall be deemed to have agreed with the matters set forth therein and be bound thereby.

23.      Assignment and Subletting.

         23.1 Transfers. Tenant shall not, without the prior written consent of Landlord, either: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees, (all of the foregoing as hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Any Transfer made without complying with this Section 23 shall, at Landlord's option, be null and void and shall constitute a Default under this Lease.

         23.2 Procedure.

             (a) Transfer Notice. Before entering into or permitting any Transfer requiring Landlord's consent, Tenant shall provide in writing to Landlord a "Transfer Notice" at least thirty (30) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following:

                 (i) Information regarding the proposed Transferee, including the name. address and ownership of Transferee; the nature of Transferee's business; and, if the Transferee will be an assignee of this Lease, a current financial statements of Transferee (certified by an officer, a partner or an owner of Transferee); and

                 (ii) All the material terms of the proposed Transfer, including the portion of the Premises to be transferred ("Subject Space"), a general description of any planned alterations or improvements to the Subject Space that Tenant knows of, the proposed use of the Subject Space, the effective date of the Transfer and a copy of all documentation concerning the proposed Transfer to the extent then available (with updates as soon as they are available).

                 (iii) Within ten (10) business days of receipt of the Transfer Notice, Landlord shall notify Tenant in writing if the Transfer Notice is complete. If it is not, Landlord shall inform Tenant what additional information is required to make the Transfer Notice complete. Within five (5) business days of receipt of any additional information Landlord requests from time to time, Landlord shall notify Tenant in writing if the Transfer Notice is complete. If Landlord fails to respond within the required time, the Transfer Notice shall be considered complete. Landlord may condition its consent to a Transfer on Landlord's reasonable approval of the final Transfer documentation and upon determination of the "Transfer Premium" pursuant to Section 23.7 below.

         (b) Limits of Consent. If Landlord consents to any Transfer, the following apply:

             (i) Landlord does not agree to waive or modify the terms and conditions of this Lease;

             (ii) Landlord does not consent to any further Transfer by either Tenant or Transferee;

             (iii) Tenant remains liable under this Lease; and

             (iv)  Tenant may enter into that Transfer in accordance with this
Section 23 if:


                   (A) The Transfer occurs within six (6) months after Landlord's consent;


                   (B) The Transfer is on substantially the same terms as specified in the Transfer Notice; and


                   (C) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord (including Transferee's agreement to be subject and subordinate to this Lease and to assume Tenant's obligations under this Lease that arise after the date of the Transfer to the extent that they apply to the Subject Space). Landlord shall respond promptly after Tenant requests that Landlord approve the form of the Transfer documentation.

                   (D) Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to treat such sublease as canceled and repossess the space covered by such sublease by any lawful means, or require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Section 25.1, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

         (v) If the Transfer occurs after six (6) months or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice in advance under subsection (a) requesting Landlord's consent. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially. A change to the economic terms of the Transfer that makes it more favorable to Transferee shall not, however, be considered a material change so long as the Rent due Landlord under this Lease is not proposed to be reduced thereby.

         23.3 Landlord's Consent.

         (a) Reasonable Consent. Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Section.

         (b) Reasonable grounds for denying consent include only the following:

             (i) Transferee's character, reputation, business or use is not consistent with the character or quality of the Premises; and/or

             (ii) Transferee's financial condition is inadequate to support the Lease obligations of Transferee under the Transfer documents, after taking into account Tenant's continued financial liability under the Lease.

         (c) Landlord's Written Response. Within twenty (20) days after receiving the completed Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing. If Landlord disapproves the Transfer, Landlord shall provide a reasonably detailed, written explanation. If Landlord fails to respond within the required time, Landlord shall, at Tenant's option, be considered to have consented to the Transfer.

         23.4 Corporate Changes. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of at least 51% of the value of the assets of Tenant shall be deemed a Transfer. The phrase "controlling percentage" means the ownership of, and right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors.

         23.5 Assignability of Options. Each of the options set forth in Section 6 above and Section 29 below may be exercised by any Transferee pursuant to a Transfer permitted hereunder if the same are in effect on the date of exercise. The option to purchase set forth in Section 29 below shall be assignable by Tenant, without consent of Landlord, to an investor group managed by Charles Hsiao, Chairman of the Board of Tenant but otherwise such option is non-assignable except as part of a permitted Transfer hereunder.

         23.6 Recapture. Notwithstanding anything to the contrary contained in this Section 23, each time Tenant proposes to assign this Lease or sublease the entire Premises, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any such Transfer, to recapture the Premises. Such recapture notice shall cancel and terminate this Lease as of the date stated in Tenant's notice as the effective date of the Transfer. Notwithstanding anything set forth above to the contrary, Tenant may withdraw and rescind its notice of proposed transfer within five (5) days after receiving Landlord's notice of election to recapture the Premises in which case Landlord's election to recapture shall be of no further effect with respect to such proposed transfer. The provisions of this Section 23.6 shall not apply to, and there shall be no recapture of the Premises in the event of, any assignment, subletting, or other Transfer of the Premises which is undertaken in connection with a corporate change referred to in Section 23.4 above if such sale is expressly conditioned upon the Premises remaining as a Food and Drug Administration-approved location available for use by the Transferee; provided, however, that such a Transfer shall be subject to all other provisions of
Section 23 of this Lease.

         23.7 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord forty percent (40%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all Base Rent, additional Rent or other consideration paid by such Transferee which is attributable or otherwise comparable to, or in lieu of, rent for leasing of the Premises that is in excess of the Rent payable by Tenant under this Lease on a monthly basis during the Term (prorated based on the gross leasable areas of the subject space if less than all of the Premises is Transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises made specifically for the Transferee, any legal fees imposed on Tenant in connection with the Transfer, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from Transferee. If the parties are unable to agree upon the amount of the Transfer Premium because of a Transfer which is made in connection with a corporate change referred to in Section 23.4 above the amount of the Transfer Premium shall be the amount by which the FMRV of the Premises exceeds the then-current Rent payable by Tenant under this Lease, with the FMRV being determined in the manner set forth in Section 6.3(c)-(e) above, except that the period for appointing brokers referred to in Section 6.3(c) shall be within twenty (20) days after the date of Landlord's receipt of the Transfer Notice. Notwithstanding the provisions of this Section 23.7, a merger, consolidation or other reorganization of Tenant in which Tenant is the surviving corporation shall not trigger any payment of a Transfer Premium.

24. Rights Reserved by Landlord. Landlord and Owner shall have the right to enter the Premises at reasonable hours for reasonable purposes including, but not limited to, the following: (i) inspection and supplying any services to be provided Tenant hereunder; (ii) to post "for lease" or "for sale" signs; (iii) to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers; and (iv) to serve, post or keep posted any notices permitted or otherwise required under this Lease or Laws applicable to the Premises. Notwithstanding the foregoing, in connection with entering the Premises to exercise any of the rights set forth above, Landlord shall: (a) except in the case of an emergency, provide twenty four (24) hour advance written or oral notice to Tenant, (b) use its best efforts to avoid interference with Tenant's business operations at the Premises, and (c) use its best efforts to avoid damage to Tenant's Property.

25.      Tenant's Default and Landlord's Remedies.

         25.1 Default. The occurrence of any one or more of the following events, if not cured within any applicable time permitted for cure below, shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies at law and as set forth below:

              (a) The failure by Tenant to pay any Rent in full when due unless such failure is cured within three (3) business days after notice from Landlord;

              (b) The failure by Tenant to maintain the insurance required of Tenant hereunder unless such insurance is reinstated in full within three (3) business days after notice from Landlord or the Underwriter.

              (c) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

              (d) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of thirty (30) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within thirty (30) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon promptly commencing to cure within the thirty (30) day period and thereafter diligently the cure. Tenant shall indemnify and defend Landlord against any liability, claim, or penalty that may be threatened or may in fact arise from that failure during the time failure is uncured;

              (e) Any of the following: A general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

              (f) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution or seizure is discharged within sixty (60) days against Tenant; or the involuntary filing (which is not dismissed within ninety (90) days) against Tenant, of:

                  (i) a petition to have Tenant declared bankrupt; or

                  (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy; or

              (g) The abandonment of the Premises by Tenant.

         25.2 Remedies. In the event of any Default by Tenant as provided in
Section 25.1 above, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such Default and in addition to any other right or remedy Landlord may have at law or in equity (all of which remedies shall whenever possible be deemed to be cumulative and not exclusive) exercise any or all of the following remedies:

              (a) Terminate this Lease and recover damages as provided by California Civil Code ss. 1951.2, including without limitation recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss for the same period that Tenant proves could have been reasonably avoided, as computed pursuant to subsection (b) of California Civil Code ss. 1951.2.

              (b) Following the issuance of a court order or judgment giving Landlord the right to possession of the Premises, enter the Premises and remove therefrom all Persons not claiming rights as tenants and all property, and store such property in a public warehouse or elsewhere at the cost and expense of and for the account of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant, and apply the proceeds therefrom pursuant to applicable California Laws. Landlord shall not be liable to Tenant for any damage to Tenant's Property which may result from Landlord's entry except to the extent Landlord failed to exercise reasonable care in connection with such entry. No such entry by Landlord shall be considered or construed to be a forcible entry by Landlord.

              (c) Landlord, at any time after Tenant commits a Default, may, but shall not be obligated, to cure the Default at Tenant's expense. If Landlord pays any sum or does any act that requires the payment of any sum by reason of Tenant's Default, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and shall bear interest at the Default Rate from the date the sum is paid by Landlord and demanded from Tenant in writing until Landlord is reimbursed by Tenant. The sum, together with interest thereon, shall be deemed additional Rent.

26. Sale or Transfer of Premises and/or Property. In the event Landlord or any successor owner of the Premises shall convey or otherwise dispose of any portion thereof, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other person shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of such conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.

27. Compliance by Tenant. From and after the Commencement Date, Tenant: (i) shall, at its sole cost and expense promptly comply with all requirements of all municipal, state, and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's particular use of the Premises, and shall faithfully observe and promptly comply with all Laws now in force or which may hereafter be in force relating to, or affecting the condition, use or occupancy of the Premises for Tenant's intended purpose; (ii) shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated; (iii) shall not cause, maintain or permit any nuisance in, on or about the Premises; (iv) shall not commit or suffer to be committed any waste in or upon the Premises; and (v) shall faithfully observe, promptly comply with and not violate any provisions of the Covenants, Conditions and Restrictions contained in Exhibit B of the Grant Deed dated December 17, 1973 conveying the Premises (and adjacent property) to Komatsu America Corp. as recorded in Alameda County on January 3, 1974 to the extent the same are applicable to Tenant's use of the Premises.

28.      Hazardous Materials.

         28.1 Notice. If, during the Term, either Landlord or Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under or about the Premises or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material, on, under or about the Premises, that party shall give to the other party written notice of the release or investigation within five days after learning of it and shall simultaneously furnish to the other party copies of any claims, notices of violation, reports, or other writings received by the party providing notice that concern the release or investigation.

         28.2 Tenant's Obligations. From and after the Commencement Date, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Material upon or about the Premises, nor shall Tenant permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Premises. The foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of any Hazardous Materials customarily used in Tenant's business or activity expressly permitted to be undertaken at the Premises, provided: (a) such activity is not in violation of any Law, (b) such Hazardous Materials shall be used and maintained only in such reasonable quantities as are necessary for such permitted use of the Premises, (c) such Hazardous Materials shall not be disposed of, released or discharged on the Premises, and shall be transported to and from the Premises in compliance with all applicable Laws, and (d) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

         28.3 Landlord's Warranty. Landlord warrants and represents to Tenant that, to the best of Landlord's actual knowledge without independent investigation or inquiry, as of the date of this Lease neither Landlord nor its agents, contractors or employees have released any Hazardous Material onto or under the Premises in violation of any environmental Law and that Landlord has received no notice that the Premises are in violation of any environmental Law. Currently with its execution of this Lease, Landlord has delivered to Tenant the environmental report (the "Report") covering the Premises issued by Environmental Management & Engineering, Inc. and dated August 24, 1999 which Landlord received when it purchased the Premises. Landlord has no actual knowledge, as of the date of this Lease, of any Hazardous Material upon or under the Premises other than as referred to in the Report, but Landlord qualifies the foregoing as being to the best of its knowledge and as being without independent investigation or inquiry.

         28.4 Remediation. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their respective employees, agents or contractors, on or about the Premises in violation of this Lease or applicable Law, Landlord or Tenant (whoever is the violator or whose employees, agents, contractors or invitees is the violator (the "Responsible Party"), shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Premises and any other affected property, at the Responsible Party's expense. Such clean up and removal work shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction. If the Responsible Party shall fail to comply with the provisions of this Section within five (5) days after written notice by the other party, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, the other party may (but shall not be obligated to) arrange for such compliance directly or as Responsible Party's agent through contractors or other parties selected by the other party, at Responsible Party's expense (without limiting the other party's other remedies under this Lease or applicable Law).

         28.5 Liability of Responsible Party. The Responsible Party agrees that as among Owner, Landlord and Tenant, the Responsible Party is and shall be solely liable for any and all liabilities or violations of any Law on account of Hazardous Materials on or about Premises due to activity of the Responsible Party, its employees, agents, contractors or invitees on the Premises ("Environmental Liabilities"). Without limiting the provisions of Section 13 above, the Responsible Party hereby agrees to indemnify, defend and hold harmless the other party or Owner and their respective officers, members, agents and employees from any claims, demands and causes of action of any nature (and all expenses incident thereto) resulting directly or indirectly from any and all Environmental Liabilities arising out of the Responsible Party's violation of Law (or that of such party's employees, agents, contractors or invitees) resulting in Environmental Liabilities or the release of any Hazardous Materials on, about or under the Premises by the Responsible Party, its employees, agents, contractors or invitees.

29. Option to Purchase. As partial consideration for the execution of this Lease, Tenant shall have the option to purchase the Premises, which option may be exercised at any time on or prior to January 5, 2001, by written notice given to Landlord and Owner. The purchase price shall be $4,900,000 all cash at close of escrow. Tenant shall, upon exercise of the option, execute a contract for the sale and purchase of the Premises in the form of Exhibit B attached hereto and incorporated herein by this reference, whereupon Landlord shall cause Owner to execute such contract. Should Tenant exercise this purchase option in the manner specified herein, this Lease and Tenant's obligation to pay Rent hereunder shall terminate upon the date the escrow is closed and title to the Premises is transferred to Tenant. Tenant shall not receive credit on the purchase price of the Premises for any Rent previously paid under this Lease. Tenant shall receive a prorated refund of Rent for the last month of the Term pursuant to the provisions of Section 5 above and a return of the remaining portion of the Security Deposit pursuant to Section 31.1 below. In the event Tenant exercise its purchase option as hereinabove provided, and the escrow established for such purchase shall be closed between September 1, 2001 and November 30, 2001 with the exact closing date being specified by Tenant. If such escrow is not closed on or before November 30, 2001, this option shall terminate and this Lease shall continue as if such option had not been exercised, except that Tenant shall have no further options to purchase the Premises.

30. Master Lease. The Premises leased herein are included in the premises leased by Landlord under the Master Lease, and this Lease is subordinate to and a sublease under the Master Lease. If the Master Lease is terminated by operation of law or otherwise, Tenant shall attorn to the Owner or to such other party or parties as have succeeded to the interest of the Owner in the Master Lease; whereupon this Lease shall coincidentally terminate and Tenant shall make all Rent payments hereunder pro rata to the date of such termination. In the event of such termination, Landlord shall use its best efforts to cause the Owner or successor to enter into a lease directly with Tenant on the same terms and conditions as are in this Lease, modified only to reflect the fact that the Owner or such successor has become the Landlord hereunder. It is a condition precedent to Tenant's obligations under this Lease that Owner execute a consent to the terms of this Lease in the form of Exhibit C attached hereto.

31.      Security Deposit.

         31.1 Deposit. Tenant shall deposit with Landlord the sum of Eighty Thousand Dollars ($80,000.00) ("Security Deposit"), upon Tenant's execution of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms of this Lease. In the event that Tenant is in Default hereunder, Landlord may use or apply the whole or any part of the Security Deposit for any and all loss, costs and damages (including attorneys fees and costs) incurred by Landlord as a result of Tenant's Default, as well as for the payment of any or all of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Section 15, or purchased the Premises in accordance with Section 29. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

         31.2 Increase. In its sole discretion Landlord may, upon fifteen (15) days prior written notice to Tenant, require Tenant to increase the amount of the original Security Deposit (but not to exceed a one hundred percent (100%) increase) if: (i) in any six (6) consecutive calendar months during the Term, Tenant twice fails to make any monetary payment within ten (10) days after

Landlord has given Tenant notice of failure to make such payment when due; or
(ii) upon any increase in the Base Rent as provided in Section 5 above or any extension of the Term of this Lease. Tenant's failure to pay the amount of the increase within fifteen (15) days of such written notice of the required increase shall constitute a Default under this Lease without the necessity of any further notice.

32. Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by telefacsimile or telecopy, and such notices shall be addressed as follows:


         To Landlord:               Webcor Construction Inc.
                                    2755 Campus Drive, Suite 175
                                    San Mateo, CA  94403
                                    Fax No.: (650) 578-8158
                                    Attn: Andrew J. Ball


         With a copy to:            Lillick & Charles LLP
                                    Two Embarcadero Center
                                    San Francisco, CA  94111-3996
                                    Fax No.: (415) 984-8300
                                    Attn: Ernest N. Reddick


         To Tenant:                 Impax Laboratories, Inc.
                                    31153 San Antonio Street
                                    Hayward, CA 94544
                                    Fax No.: (530) 471-1595
                                    Attn: Larry Hsu

         With a copy to:            Smith, Lally & Peffer
                                    Two Annabel Lane, Suite 200
                                    San Ramon, CA 94583
                                    Fax No.: (925) 830-8787
                                    Attn: H. Ray Peffer

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be deemed delivered when actually delivered, if such delivery is in person, upon deposit with the U.S. Postal Service, if such delivery is by certified mail, upon deposit with the overnight courier service, if such delivery is by an overnight courier service, and upon transmission, if such delivery is by telefacsimile or telecopy.

33. Real Estate Brokers. The parties acknowledge and agree that they are each represented by Colliers International with respect to the transaction covered by this Lease, and each party consents to this dual representation. Each party represents and warrants to the other that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease other than Colliers International ("Broker"). Each party represents that it knows of no real estate broker or agent entitled to any commission or finder's fee in connection with this Lease other than Broker. Landlord shall pay any commissions or fees that are payable to Broker with respect to this Lease in accordance with the provisions of a separate agreement with Broker. Each party agrees to indemnify the other party and to hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys' fees and costs) with respect to any breach of the representations and warranties contained in this Section.

34.      Miscellaneous.

         34.1 Captions and Severability. The captions of the Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person.

         34.2 Binding. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

         34.3 Governing Law. This Lease shall be construed and interpreted in accordance with the Laws of the State of California.

         34.4 Commercial Reasonableness. By the execution of this Lease, Landlord and Tenant acknowledge that each has carefully read and reviewed this Lease and each and every term and provision contained herein. By execution hereof, Landlord and Tenant show their informed and voluntary consent to the terms of this Lease and agree that the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

         34.5 Time of Essence. Time is of the essence as to each and every provision of this Lease.

         34.6 Independent Counsel. Landlord and Tenant each acknowledge that:
(i) they have been represented by independent counsel in connection with this Lease; (ii) they have executed this Lease with the advice of such counsel; and
(iii) this Lease is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. Any uncertainty or ambiguity in this Lease shall not be construed against either party because such party's counsel prepared this Lease.

         34.7 Survival of Indemnity Provisions. The provisions of Sections 13 and 28.5 above and all other indemnity provisions contained herein shall survive the termination or expiration of this Lease.

         34.8 Entire Agreement. This Lease contains all of the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect.

         34.9 Recording Short Form of Lease. This Lease shall not be recorded, but the parties shall (and Landlord shall cause Owner to) execute a short form Memorandum of Lease for recordation, containing (among other customary provisions) the names of the parties, a description of the Premises and the Term, and Tenant's rights to extend the Term. On Landlord's request, Tenant shall immediately execute and deliver to Owner and Landlord on expiration or termination of this Lease, a quitclaim deed to the Premises, in recordable form, designating Owner and Landlord as transferee.

         In Witness Whereof, Landlord and Tenant have executed this Lease effective as of the date first written above.




LANDLORD:                                          TENANT:
Webcor Construction, Inc.                          Impax Laboratories, Inc.


By:__________________________                      By:__________________________
Name:  Andrew J. Ball                              Name:________________________
Title: President                                   Title:_______________________

By:__________________________                      By:__________________________
Name:_______________________                       Name:________________________
Title: Secretary                                   Title: Secretary

                                     CONSENT
                                     -------


The undersigned is the "Owner" defined in the foregoing Lease (the "Lease") and is the landlord under the "Master Lease" referred to therein. The undersigned is interested in Webcor Construction, Inc. ("Landlord") and in the economic benefit of the Lease accruing to the Landlord. Accordingly, in consideration of the foregoing, the undersigned agrees as follows:


1. The undersigned hereby consents to the Lease and each of its provisions and all transactions contemplated by the Lease and agrees that to the extent any of the terms and conditions of the Lease are inconsistent or in conflict with the terms and conditions of the Master Lease (except rental payment amounts and description of the Premises), the Master Lease shall be deemed to have been amended hereby to be consistent in all respect with the Lease.


2. In the event that the "Tenant" named in the Lease ("Tenant') exercises its option to purchase set forth in Section 29 of the Lease, the undersigned will execute a contract with Tenant for the sale and purchase of the premises covered by the Lease in the form of Exhibit ______ attached to the Lease.


3. In the event the Master Lease is terminated during the term of the Lease, the undersigned agrees that Tenant shall attorn to the undersigned and that the undersigned will enter into a lease directly with Tenant on the same terms and conditions as are in the Lease, modified only to reflect the fact that the undersigned has become the landlord thereunder. The obligations of Owner under this Paragraph shall be considered a covenant that binds successors in title and runs with the land.


4. Immediately following execution of this consent, Owner shall execute a short form Memorandum of Lease for recordation in the form and substance refereed to in Section 34.9 of the Lease.


The undersigned has executed this Consent effective as of ____________, 2000.


Webcor San Antonio Street Associates LLC



___________________________
By: Andrew J. Ball
Manager





                                    Exhibit C